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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                  FORM 8-KSB

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) November 30, 1995

                           Command Credit Corporation
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               (Exact Name of Registrant as Specified in Charter)


New York                             0-18270                         11-2857523
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(State or Other Jurisdiction         (Commission                  (IRS Employer
of Incorporation)                    File Number)           Identification No.)


   100 Garden City Plaza, Garden City, New York                        11530
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(Address of principal executive offices)

Registrant's telephone number, including area code (516) 739-8800


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         (Former Name or Former Address, if Changed Since Last Report)

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Item 1.  Changes in Control of Registrant.

         (a)(i) The name of the entity which acquired control of the Registrant is Jetlease/Finance Corporation, a Florida corporation.

         (ii) The amount and the source of the consideration used by Jetlease was all of the issued and outstanding capital stock of Fidelity Holding Corp., a wholly-owned subsidiary of Jetlease. No cash consideration was exchanged in connection with the transaction, and no loans or pledges were obtained for the purpose of acquiring control.

         (iii) The basis of Jetlease's control is the issuance of 4,000,000 shares of the Registrant's restricted common stock, $.0001 par value (the "Shares"), to it on November 30, 1995. The Shares issued to Jetlease are subject to a voting trust agreement which provides for complete voting control on all matters over the Shares until such voting trust shall be terminated. Power to vote the Shares under the voting trust has been given to William G. Lucas, President and CEO of the Registrant.

         (iv) On October 18, 1995, the Registrant and Jetlease/Finance Corporation ("Jetlease") executed and delivered an exchange agreement (the "Agreement") pursuant to which the Registrant agreed to acquire from Jetlease all of the issued and outstanding shares of capital stock of Fidelity Holding Corp. ("Fidelity"), a wholly-owned subsidiary of Jetlease, in exchange for the issuance by the Registrant of 4,000,000 shares of its restricted common stock, $.0001 par value, equal to approximately $12 million (calculated at 20% below the opening bid price of the Registrant's common stock). The Agreement was subject to certain conditions which were satisfied on November 30, 1995, the date on which the Registrant's Shares were issued to Jetlease.

         (v) The percentage of voting securities of the Registrant now beneficially owned directly or indirectly by Jetlease is approximately 65%.

         (vi) Jetlease acquired the Shares of the Registrant from the Registrant pursuant to the Agreement.

         (b) The Registrant has no knowledge of any arrangements which may result in a change in control of the Registrant, except that in connection with the Agreement, the Registrant agreed to use its best efforts to file a shelf registration statement under Section 230.415 of the regulations promulgated under the Securities and Exchange Act (the "Act") for the maximum number of shares available for registration under that Section of the Act.


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Item 2.  Acquisition or Disposition of Assets.

         (a)(i) On October 18, 1995, the Registrant and Jetlease/Finance Corporation ("Jetlease") executed and delivered an exchange agreement (the "Agreement") pursuant to which the Registrant agreed to acquire from Jetlease all of the issued and outstanding shares of capital stock of Fidelity Holding Corp. ("Fidelity"), a wholly-owned subsidiary of Jetlease, in exchange for the issuance by the Registrant of 4,000,000 shares of its restricted common stock, $.0001 par value, equal to approximately $12 million (calculated at 20% below the opening bid price of the Registrant's common stock). The Agreement was subject to certain conditions which were satisfied on November 30, 1995, the date on which the Registrant's Shares were issued to Jetlease.

         (ii) The amount and the source of the consideration used by Jetlease was all of the issued and outstanding capital stock of Fidelity Holding Corp., a wholly-owned subsidiary of Jetlease. No cash consideration was exchanged in connection with the transaction, and no loans or pledges were obtained for the purpose of acquiring control.

         (iii) The principle followed in determining the amount of such consideration was based upon negotiation of the parties.

         (iv) Jetlease acquired the Shares of the Registrant from the Registrant pursuant to the Agreement. There is no relationship between Jetlease (or any of its affiliates, any director or officer of Jetlease, or any associate of any such director or officer) and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

         (b) The assets acquired by the Registrant were all of the issued and outstanding capital stock of Fidelity Holding Corp. The business of Fidelity is the ownership and leasing of financed aircraft. The Registrant expects that Fidelity will remain a wholly-owned subsidiary of the Registrant and that Fidelity's business will continue in the manner in which it was conducted prior to the acquisition.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a-b) The Registrant is a "small business issuer," as defined under Rule 12b-2 of the Exchange Act. Accordingly, the Registrant is incorporating by reference to its Annual Report on Form 10-K for the year ending June 30, 1995 the following information required by Item 310(a) of Regulation S-B in lieu of the financial information required by Item 7 of this Form:

         (i)  Audited balance sheet as of the year ended June 30, 1995; and

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         (ii) Audited statements of income, cash flows and changes in stockholders' equity for the years ending June 30, 1994 and 1995.

         (c)  Exhibits.

         Index of Exhibits:                                          Page No.
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         (2) Exchange Agreement between the Registrant and
                  Jetlease/Finance Corporation dated
                  October 18, 1995

         (23) Consent of Independent Auditors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     COMMAND CREDIT CORPORATION


Date:  December 13, 1995                             By:  /s/William G. Lucas
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                                                          William G. Lucas,
                                                          President and CEO

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